Exhibit 11.  Computation of Net Income (Loss) Per Share.

                        TRANSTECH INDUSTRIES, INC.
             COMPUTATION OF NET INCOME (LOSS) PER COMMON SHARE



                                        For the Six Months Ended
                                                June 30,
BASIC:                                      1998        1997
                                            ----        ----
Weighted Average Common Shares
  Outstanding                            2,829,190    2,829,090
                                         =========    =========

Net Income (Loss)                        $(512,000) $(1,256,000)
                                           =======    =========
Basic Net Income (Loss)
  Per Common Share:
Net Income (Loss) per share                  $(.18)       $(.44)
                                               ===          ===

DILUTED:
Weighted Average Common
    Shares  Outstanding                  2,829,190    2,829,090
Dilutive Stock Options Based
  Upon the Treasury Stock
  Method                                        -            -
                                         ---------    --------
                                         2,829,190    2,829,090

Net Income (Loss)                        $(512,000) $(1,256,000)
                                           =======    =========
Diluted Net Income (Loss)
  Per Common Share:
Net Income (Loss) Per Share                  $(.18)       $(.14)
                                               ===          ===




                                       For the Three Months Ended
                                                June 30,
BASIC:                                      1998        1997
                                            ----        ----
Weighted Average Common Shares
  Outstanding                            2,829,190    2,829,090
                                         =========    =========
Net Income (Loss)                        $(242,000)   $(795,000)
                                           =======      =======
Basic Net Income (Loss)
  Per Common Share:
Net Income (Loss) per share                  $(.08)       $(.28)
                                               ===          ===

DILUTED:
Weighted Average Common
    Shares  Outstanding                  2,829,190    2,829,090
Dilutive Stock Options Based
  Upon the Treasury Stock
  Method                                        -            -
                                         ---------    --------
                                         2,829,190    2,829,090

Net Income (Loss)                        $(242,000)   $(795,000)
                                           =======      =======
Diluted Net Income (Loss)
  Per Common Share:

Net Income (Loss) Per Share                  $(.08)       $(.28)
                                               ===          ===







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